EXHIBIT 4.14
                              GENERAL FEE AGREEMENT

                                   May 3, 2004

This   agreement   (the   "Agreement")   is  made  by  and   between   Provectus
Pharmaceuticals, Inc. (the "Company") and Venture Catalyst, LLC ("Venture").

WITNESSETH

     WHEREAS, amongst other items to be discussed and mutually agreed upon, the Company seeks accredited investors to purchase equity securities offered by the Company (the "Securities"), and

     WHEREAS, amongst other items to be discussed and mutually agreed upon, Venture desires to refer potential investors for such purchase to the Company (such potential investors and any other potential investors introduced directly or indirectly to the Company through introductions by Venture (including through other securities firms introduced by Venture) and listed on Schedule I attached hereto, as such schedule may be amended by mutual agreement from time to time, are collectively referred to as "Referred Investors");

     NOW THEREFORE, for and in consideration of the mutual covenants contained herein, the parties agree as follows:

1.   DUTIES

     (a) Venture agrees to contact Referred Investors to determine if such investors are interested in potentially purchasing Securities under terms and conditions that are offered by and agreed to by the Company. Any purchase of (or legally binding commitment to purchase) the Securities by a Referred Investor pursuant to this Agreement shall hereinafter be referred to as a "Purchase".

     (b) After any referrals of Referred Investors to the Company by Venture, the Company will (i) present and discuss the opportunity to the Referred Investor, (ii) provide any information about the Company and its businesses as it considers appropriate under the circumstances, and (iii) will meet with the Referred Investor, as necessary and as determined by the Company. Venture, if requested by the Company, will attend such meetings, so long as the Company reimburses Venture for any out-of-pocket expenses associated with such meeting.

     (c) Venture will not disclose orally or in writing any information about the Company to any Referred Investor or any other person, unless the Company shall have agreed to the content of any communication, written or oral, prior to its use.


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

2.   TERMS AND CONDITIONS OF PURCHASE

     The terms and conditions of any Purchase will be offered to the Referred Investor by the Company and will be negotiated by the Company and its advisors, if any. The Company shall be under no obligation to negotiate, or enter into any agreement with, any Referred Investor.

3.   VENTURE'S FEE

(a) The consideration to be paid to Venture ("Venture's Fee") will consist of cash equal to eight percent (8%) of the US dollar equivalent amount of such Purchase together with warrants equal to fifteen percent (15%) of the common shares or common share equivalents issued or to be issued under any Purchase. The warrants will have a strike price equivalent to the warrants per share price in the Purchase; shall expire on the earlier of (i) 2 years after registration of the common shares underlying the warrants or (ii) the expiration date of any warrants associated with a Purchase; and will contain other customary terms and conditions, including transferability, and cashless exercise.. At least 5 days prior to the closing date, Venture will provide, in writing, instructions to the Company as to the parties that should be designated on the warrant certificates.

(b) Venture's Fee is payable immediately by the Company upon the closing of a Purchase if, during the term of this Agreement or within eighteen months of termination, (i) such Purchase is consummated or (ii) an agreement is entered into with a Referred Investor which subsequently results in a consummated Purchase.

(c) The Company will reimburse Venture for any reasonable out-of-pocket expenses incurred by Venture with respect to performing the duties under this Agreement subject to an aggregate, negotiated limit, with prior written approval by the Company, and $1,000 without prior written approval. Such expenses will be reimbursed immediately by the Company after Venture requests such reimbursement in writing.

(d) Upon the Purchase of $1,000,000 to $3,000,000 of Securities at 8% interest, convertible at $1.00 per share with 15% warrants at $1.25 per share (and same terms at $2 to $3 per share for $5,000,000 to $10,000,000 with correspondingly higher priced warrants at 15%) in the aggregate by Referred Investors, for a period of 24 months Venture will have a right of first refusal with respect to other investment banking services required by the Company as long as such investment banking services are deemed to be in the best interest of the Company and the terms and conditions of which are satisfactory to the Company. In any event, the Company shall have the right to terminate such arrangement at any time in its sole discretion without penalty. Such right of first refusal will not include the services related to underwritten public offerings of the Company's common stock.


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

4.   INDEMNIFICATION

     Venture will act under this Agreement as an independent contractor with duties solely to the Company. The Company agrees to provide indemnification to Venture, the terms and conditions of which are attached to this Agreement as Exhibit A and are incorporated herein by reference in their entirety. The Company's agreement with Venture hereunder is not deemed to be on behalf of, and is not intended to confer rights upon, any person not a party hereto as against Venture or any Indemnified Person, as such term is defined in Exhibit A.

5. TERM

     Venture's engagement hereunder will be effective as of the date of this Agreement. This agreement will terminate in two years unless renewed by both parties in writing. Venture's services hereunder may be terminated with or without cause by the Company or by Venture at any time without liability or continuing obligation to the non-terminating party (except for any expenses incurred by Venture to the date of termination); provided that the provisions of the Exhibit A and of Sections 3, 4, 5, 6(a), and 6(b) shall survive any termination of this Agreement but only for so long as any statute of limitations applies

6.   MISCELLANEOUS

     (a) In the event of any dispute between the Company and Venture arising under or pursuant to the terms of this Agreement, or any matters arising under the terms of this Agreement, the same shall be settled only by binding arbitration in Knoxville, Tennessee, in accordance with the rules and regulations of the American Arbitration Association. The determination of the arbitrator(s) shall be final and binding upon the Company and Venture and may be enforced in any court of appropriate jurisdiction.

     (b) If any legal action, including, without limitation, any arbitration, arises under this Agreement or by reason of any asserted breach of or dispute regarding the interpretation thereof, Venture will be entitled to recover all costs and expenses, including reasonable attorney's fees and costs, incurred in enforcing covenants or conditions of this Agreement, including costs incurred prior to commencement of legal action, and all costs and expenses, including reasonable attorney's fees and costs incurred in any appeal from any action brought to enforce any of the terms, covenants or conditions of the Agreement.

     (c) This Agreement shall be construed by and governed under the laws of the State of Tennessee.

     (d) This Agreement contains the entire agreement between Venture and the Company concerning the referral of an investor to the Company and correctly sets forth the rights and duties of each of the parties to each other concerning that matter as of the date hereof.


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

     IN WITNESS WHEREOF, the parties intending to be legally bound have caused this Agreement to be executed by their duly authorized representatives as of the date hereof.


Provectus Pharmaceuticals, Inc.
7327 Oak Ridge highway, Suite A
Knoxville, Tennessee 37931



By:
   ---------------------------------------------------
       Name:
       Title:



Venture Catalyst, LLC
By:
    -------------------------------------------------
       Name:
       Title:  Principal

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


         SCHEDULE I
                               REFERRED INVESTORS
                                                      Date:
                                                           --------------------


















     The above represents a complete list of Referred, as defined in the Agreement dated April 28, 2004 between Provectus Pharmaceuticals, Inc. and Venture Catalyst, LLC as it may be amended in writing from time to time by mutual agreement.


PROVECTUS PHARMACEUTICALS, INC.


By:
   ------------------------------
Name:
Title:

VENTURE CATALYST, LLC


By:
    -----------------------------
Name:
Title:  Principal





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


Exhibit A

May 3, 2004
Venture Catalyst, LLC
Gentlemen:

This letter will confirm that we have entered into a General fee agreement with Venture Catalyst, LLC ("Venture") to receive referrals of potential investors in connection with a Purchase as defined in our agreement dated April 28, 2004 (the "General Fee Agreement"). Capitalized terms used herein without definition have the meanings assigned to them in the General Fee Agreement.

In consideration of Venture's agreement to act on our behalf in connection with such matters, we agree to indemnify and hold harmless Venture, its officers, directors, employees, independent contractors and agents (Venture and each such other person being an "Indemnified Person") from and against any losses, claims, damages or liabilities, joint or several, related to, arising out of or in connection with the General Fee Agreement, and will reimburse each Indemnified Person for all expenses (including fees and expenses of counsel) as they are incurred in connection with investigating, preparing, pursuing or defending any action, claim, suit, investigation or proceeding whatsoever (collectively, "Proceedings") related to, arising out of or in connection with the General Fee Agreement, pending or threatened and whether or not any Indemnified Person is a party to such Proceedings. We will not, however, be responsible for any losses, claims, damages or liabilities (or expenses relating thereto) that are finally judicially determined to have resulted directly and primarily from the willful misconduct or gross negligence of any Indemnified Person; nor will we indemnify Venture in the event Venture provides to potential investors any information, oral or written, not authorized by us.

We will promptly notify an Indemnified Person of the assertion against it or, to our knowledge, any other person, of any claim or the commencement of any Proceedings related to, arising out of or in connection with the General Fee Agreement. Promptly after receipt by an Indemnified Person of notice of the commencement of any Proceedings, such Indemnified Person will, if a claim is to be made hereunder against us in respect thereof, notify us in writing of the commencement thereof; provided that (i) the omission to so notify us will not relieve us from any liability which we may have hereunder except to the extent it has been materially prejudiced by such failure and (ii) the omission to so notify us will not relieve us from any liability which we may have to an Indemnified Person otherwise than on account of this indemnity agreement. In case any such Proceedings are brought against any Indemnified Person and it notifies us of the commencement thereof, we will be entitled to participate therein and, to the extent that we may elect by written notice delivered to the Indemnified Person, to assume the defense thereof with counsel reasonably satisfactory to such Indemnified Person; provided that if the defendants in any such Proceedings include both the Indemnified Person and us and the Indemnified Person shall have concluded that there may be legal defenses available to it which are additional to or conflicting with those available to us, the Indemnified Person shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such Proceedings on behalf of such Indemnified Person. Upon receipt of notice from us to such


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

Indemnified Person of our election to so assume the defense of such Proceedings and approval by the Indemnified Person of counsel, we will not be liable to such Indemnified Person for expenses incurred by the Indemnified Person in connection with the defense thereof (other than reasonable costs of investigation pertaining to such Proceedings) unless (i) the Indemnified Person shall have employed separate counsel in connection with the assertion of conflicting legal defenses in accordance with the immediately preceding sentence, (ii) we shall not have employed counsel reasonably satisfactory to the Indemnified Person to represent the Indemnified Person promptly after notice of commencement of the Proceedings or (iii) we have authorized in writing the retention of counsel for the Indemnified Person.

We and any Indemnified Person agree to consult in advance with one another with respect to the terms of any proposed waiver, release or settlement of any Proceeding to which we or an Indemnified Person may be subject as a result of the matters contemplated by this agreement and further agree not to enter into any such waiver, release or settlement without the prior written consent of one another (which consent shall not be unreasonably withheld or delayed), unless such waiver, release or settlement includes an unconditional release of us or such Indemnified Person, as the case may be, from all liability arising out of such Proceeding.

The provisions of this agreement shall apply to the General Fee Agreement and any modification thereof and shall remain in full force and effect regardless of any termination or the completion of your services under the General Fee Agreement. Our agreements hereunder shall be in addition to any liabilities we may otherwise have to an Indemnified Person and, shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of any Indemnified Person or us.

This General Fee Agreement shall be governed by and construed in accordance with the laws of the State of Tennessee without reference to principles of conflicts of law. Any right to trial by jury with respect to the matters set forth herein is hereby waived or deemed waived by us and each Indemnified Person.

                                  Very truly yours,
                                  Provectus Pharmaceuticals, Inc.

                                  By:
                                      ------------------------------------------
                                  Name: H. Craig Dees, Ph.D.
                                  Title: Chief Executive Officer

Accepted:

Venture Catalyst, LLC
By:
   ----------------------
Name:
     --------------------
      Title: Principal



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